                                                                    EXHIBIT 10.3

                      RELEASE AND HOLD HARMLESS AGREEMENT


         This Release and Hold Harmless Agreement (the "Agreement") is entered into between Marilyn D. Wade ("Wade"), Deas H. Warley III ("Warley") and Midland Resources, Inc., a Texas corporation ("Midland"). Wade, Warley and Midland are referred to collectively as the "Parties."

         WHEREAS, Midland is in the business of acquiring, operating and producing oil and gas properties, has its principal executive offices in Harris County, and is the current or former employer of Wade and Warley;

         WHEREAS, Wade and Midland entered into an Employment Agreement effective March 30, 1998 (the "Employment Agreement"), attached as Exhibit A;

         WHEREAS, Wade is currently employed as the Administrative Manager and Corporate Secretary of Midland at its offices in Houston, Texas and formerly served as an Executive Assistant reporting to Warley;

         WHEREAS, Warley was formerly employed as Midland's President and acted as Wade's immediate supervisor during the term of his employment, which ended March 27, 1998;

         WHEREAS, Wade made certain allegations after March 27, 1998, against Warley and Midland, including alleged unlawful employment practices under Title VII of the Civil Rights Act of 1964 for which Wade claims to have suffered economic and emotional injury;

         WHEREAS, Wade desires to voluntarily resign her employment with Midland effective upon Midland's contemplated merger with Vista Resources Partner's L.P.;

         WHEREAS, Wade has had at least 21 days to consider this Agreement;

         WHEREAS, Midland has advised Wade in writing to consult with a lawyer;

         WHEREAS, Wade has had an opportunity to consult with independent counsel with respect to the terms, meaning and effect of this Agreement;

         WHEREAS, the Parties desire to resolve this dispute and all related matters on the following terms in order to avoid the expense, inconvenience and uncertainty of administrative proceedings and/or litigation. without the admission of liability or fault on the part of Warley or Midland; and





Release and Hold Harmless Agreement                                       Page 1

         WHEREAS, Wade understands that Warley and Midland regard the above representations by her as material and that Warley and Midland are relying on those representations in entering into this Agreement.

         NOW THEREFORE in consideration of the mutual promises exchanged in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

         1. RESIGNATION. Wade shall resign her employment and all other positions with Midland concurrently with the consummation of Midland's merger transaction with Vista Resources Partners. L.P. (the "Resignation Date") and execute and return to Midland a letter in the form of Exhibit B.

         2. WARLEY'S PAYMENT AND REPRESENTATION TO WADE. Warley shall pay, or cause the payment to Wade, the sum of $100,000.00 by check payable to "Marilyn D. Wade" upon the last to occur of a) the consummation of the merger transaction currently being negotiated between Midland and Vista Resources Partners, L.P. and b) the execution of the Warley Settlement Agreement between Warley and Midland dated May 22, 1998. Nothing in this Agreement shall prevent Warley from paying Wade at an earlier date. Warley represents and warrants to Wade that he has no claim against her for any reason whatsoever, as of the date hereof.

         3. ACKNOWLEDGMENT OF PAYMENT. Upon receipt of payment by or on behalf of Warley, Wade shall execute the Acknowledgment of Receipt attached as Exhibit C and return the original Acknowledgment to Warley with a copy to Midland.

         4. STOCK OPTION TO WADE. Concurrently with the execution of this Agreement, Midland agrees to grant Wade options to purchase 137,931 shares of Midland's common stock in accordance with the Stock Option Agreement attached as Exhibit D.

         5. TERMINATION OF EMPLOYMENT AGREEMENT. Within three (3) business days after the Resignation Date, Midland shall pay the sum of $56,590.16, less any amounts required to be withheld by local, state or federal law, by check payable to "Marilyn D. Wade" in full and final satisfaction of all claims under the Employment Agreement and other accrued wages, salary or benefits.

         6. WADE'S RELEASE OF WARLEY. Upon receipt of Warley's payment (the "Payment Date"), Wade, for herself, her heirs, assigns, attorneys and agents, releases, waives and discharges, and agrees to defend, indemnity and hold harmless, Warley, his heirs, assigns, attorneys and agents, from and against each and every claim, action or right of any sort, known or unknown, arising on or before the Payment Date.

         7.      WADE'S RELEASE OF MIDLAND.   Wade, for herself, her heirs,
assigns, attorneys and agents, releases, waives and discharges, and agrees to defend, indemnify and hold harmless, Midland, its directors, officers, employees, subsidiaries, affiliates, parent, attorneys and agents from each and every claim, action or right of any sort, known or unknown, arising on or before the Effective Date.





Release and Hold Harmless Agreement                                       Page 2

         The foregoing release includes, but is not limited to, any claim of discrimination on the basis of race, sex, marital status, sexual preference, national origin, handicap or disability, age, veteran status, special disabled veteran status; any other claim based on a statutory prohibition; any claim arising out of or related to an express or implied employment contract, any other contract affecting terms and conditions of employment, or a covenant of good faith and fair dealing; any tort claims and any personal gain with respect to any claim arising under the qui tam provisions of any state or federal law.

         Wade represents that she understands the foregoing release provision, that rights and claims under the Age Discrimination in Employment Act of 1967 are among the rights and claims against Midland she is releasing and that she understands that she is not releasing any rights or claims arising after the Effective Date. Wade further represents that the payment and stock options described in paragraphs 2 and 4 are in addition to anything to which she is entitled from Midland.

         8. SCOPE OF CERTAIN PROVISIONS. The Parties expressly agree that all provisions of paragraphs 6, 7 and 11 of this Agreement shall also apply applicable to that Party's heirs, assigns and agents, parents, subsidiaries, affiliates, predecessors, successors, directors, officers, agents, employees, representatives, attorneys and insurers, past and present.

         9. REVOCATION OF AGREEMENT; EFFECTIVE DATE. Wade, at her sole discretion, may revoke this Agreement on or before the expiration of seven days after signing it. Revocation shall be in writing and effective upon dispatch to the following:

                                  Midland Resources, Inc.
                                  Attention: Robert R. Donnelly
                                  President
                                  616 F.M. 1960 West
                                  Suite 600
                                  Houston, Texas 77090-3027

         with a copy to:

                                  Deas H. Warley III
                                  8920 Woodlane
                                  Magnolia, Texas 77354-5771

If Wade elects to revoke the Agreement, all of the provisions of the Agreement and the Stock Option Agreement shall be void and unenforceable. If Wade does not so elect, the Agreement shall become effective at the expiration of the revocation period (i.e., on the eighth day after Wade signs the Agreement) (the "Effective Date").

         The Parties further agree that the Effective Date shall be amended to the Payment Date of Warley's payment to Wade, if and when such payment is made.





Release and Hold Harmless Agreement                                       Page 3

         10. FUTURE EMPLOYMENT. Wade agrees that she will not seek or accept employment with Midland after the Resignation Date, and acknowledges that Midland is not obligated to offer employment to her after the Resignation Date.

         11. MIDLAND'S INDEMNIFICATION OF WARLEY. In consideration of Warley's settlement contribution, Midland agrees to defend, hold harmless and indemnify Warley against any and all further claims, liability or expenses (including attorney's fees) arising out of any further claims by Wade or anyone claiming by, through or under Wade, whether caused by Warley's alleged negligence or otherwise.

         12. ENTIRE AGREEMENT. This Agreement and the Stock Option Agreement embody the entire agreement between the Parties, supersede all prior agreements and understandings relating to the subject matter hereof, and may be amended or modified only by an instrument in writing executed jointly by the Parties.

         13. PLACE OF PERFORMANCE. This Agreement is made and shall be enforced pursuant to the laws of the State of Texas, and all performance required by the terms of this Agreement shall take place in Harris County, Texas.

         14. COSTS AND ATTORNEY'S FEES. The Parties agree that each shall bear their own costs, expenses and attorney's fees incurred in connection with the negotiation and execution of this Agreement. In the event of any administrative or legal proceeding by any Party to enforce or avoid any provision of this Agreement, the non-prevailing Party shall pay to the prevailing Party the reasonable costs, expenses and attorney's fees incurred by the prevailing Party.

         15. NO ADMISSION. Wade acknowledges and agrees that this Agreement is the result of a compromise and shall never be construed as, or said by her to be, an admission by Midland or Warley of any liability, wrongdoing, or responsibility, and Midland and Warley expressly disclaim any such liability, wrongdoing, fault, or responsibility.

         16. CONFIDENTIALITY AND NO CONTACT. Wade and Warley shall keep strictly confidential all the terms and conditions, including negotiations and amounts, in this Agreement and shall not disclose them to any person other than her or his spouse, legal and/or financial advisors, government officials who seek such information in the course of their official duties, or individuals at Midland responsible for implementing the Agreement, unless compelled by law to do so. Wade and Warley agree and acknowledge that she or he shall be responsible under this Agreement for the violation of this paragraph by any spouse, legal and/or financial advisor to whom she or he discloses information.

         Upon inquiry from persons without an interest in the Agreement, Wade and Warley may only state, "The matter has been resolved. I cannot discuss the matter any further." Nothing in this paragraph is intended to prevent Wade from disclosing the fact of her employment with Midland or from describing her employment duties.





Release and Hold Harmless Agreement                                       Page 4

         Warley and Wade each for themselves and their spouses and minor children as well as their respective heirs, assigns, attorneys and agents, agree they shall not seek to communicate or have contact with the other, except with respect to Wade's sending of Exhibit C hereto, either orally, in writing, or through electronic means, except through their respective counsel.

         17. NO PROCEEDINGS. Wade represents that she has not filed or authorized the filing of any complaints, charges or lawsuits against Midland or Warley, their predecessors, successors, parents, affiliates, assigns, attorneys, representatives, agents, directors, officers, or employees with any federal, state or local court, governmental agency, or administrative agency, and that if, unbeknownst to Wade, any such complaint has been filed on her behalf, she will use her best efforts to cause it to immediately be withdrawn and dismissed with prejudice.

         Wade further represents and warrants that she has not assigned, transferred, sold or pledged or in any manner whatsoever conveyed any right, title, interest or claim in or to any claim released by this Agreement.

         18. CONSTRUCTION. The Parties have cooperated in the preparation of this Agreement and, hence, the Agreement shall not be interpreted or construed against or in favor of any Party by virtue of the identity, interest. or affiliation of its preparer.

         19. SEVERABILITY. If any provision of this Agreement or any document executed in connection with this Agreement is held to be illegal, invalid or unenforceable under any present or future laws or public policies, such provisions shall be fully severable and shall in no way affect the validity or enforceability of this Agreement or any other provision herein.

         20.     ARBITRATION.   Any controversy or claim arising out of or
relating to this Agreement or the breach thereof, shall be settled by arbitration in Houston, Texas, administered by the American Arbitration Association in accordance with its applicable arbitration rules and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         DATED: May 22, 1998.

                            [SIGNATURE PAGE FOLLOWS]





Release and Hold Harmless Agreement                                       Page 5

   MARILYN D. WADE                        MIDLAND RESOURCES, INC.

   /s/ Marilyn D. Wade                    By: /s/ Robert R Donnelly
   -------------------------------           ----------------------------------
   Marilyn D. Wade                        Printed Name: Robert R. Donnelly
   Date: May 22,1998                      Title: President
                                          Date: May 22, 1998

   DEAS H. WARLEY III

     /s/ Deas H. Warley III
   -------------------------------
   Deas H. Warley III
   Date: May 22, 1998

            THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION





Release and Hold Harmless Agreement                                       Page 6

                                   EXHIBIT A


                   EMPLOYMENT AGREEMENT DATED MARCH 30, 1998





Release and Hold Harmless Agreement                                       Page 7

                            MIDLAND RESOURCES, INC.

                              EMPLOYMENT AGREEMENT


         This Employment Agreement is entered into effective the 30th day of March, 1998 between Midland Resources, Inc. (Employer), a Texas Corporation, whose principal executive offices are located at 616 FM 1960 West, Suite 600, Houston, Texas 77090 and Marilyn D. Wade, SSN: ###-##-#### ("Employee") whose address appears below the signature line for Employee.

                                    POSITION

         Employee is employed as Administrative Manager, or such other position as Employer may from time to time designate.

                                     DUTIES

         Employee shall perform such duties as Employer may from time to time designate.

                                      TERM

         Employee is employed on a one year binding contract from date of this agreement.

                                     SALARY

         Employee shall be paid an amount of not less than $50,000 per year, payable on the first and fifteenth days of each month.

                                    BENEFITS

         Except as specifically provided for under Termination Benefits, Employee shall be entitled to those benefits, including medical, retirement and vacation.

                              TERMINATION BENEFITS

         Upon termination or separation of employment with or without cause, Employee shall be paid an amount equal to one year annual salary and in addition shall be paid $2,205.36, the amount equal to 12 months of Employee portion of health insurance premiums, and in addition, Employee shall be paid 3% of gross annual salary for retirement benefit, and in addition, Employee shall be paid $2,884.80, the amount equal to three weeks paid vacation. Payment of accrued vacation or other





Release and Hold Harmless Agreement                  8                    Page 8
available days off according to policies and procedures from time to time in effect, shall not be considered payment of a severance benefit upon termination.

                         PAYMENT OF SALARY AND BENEFITS

         Payment of salary and benefits shall be made within 10 (ten) days following the occurrence of any of the events described above, in a lump sum amount, less applicable taxes. At the Employer's election, payment of salary and benefits shall be in lieu of any or all other severance or termination benefits otherwise due Employee, other than those required by law.

                                 BINDING NATURE

         This Employment Agreement shall be binding upon the Company, its successors and assigns.

                                 GOVERNING LAW

         This Employment Agreement shall be performable in, governed by and interpreted under the laws of the State of Texas, without regard to its principle of conflicts of law.

                                ENTIRE AGREEMENT

         This Employment Agreement sets forth the entire agreement between Employer and Employee regarding the terms and conditions of Employee's employment and supersedes all other prior agreements, representations and warranties, between Employer and Employee whether oral or written.





Release and Hold Harmless Agreement                  9                    Page 9

         IN WITNESS WHEREOF the parties have executed this agreement effective as of the date first written above.

                                    EMPLOYER
                                    MIDLAND RESOURCES, INC.


                                    By:      /s/ Robert R. Donnelly
                                             ----------------------------------
                                    Name:    Robert R. Donnelly
                                    Title:   President

                                    EMPLOYEE


                                    /s/ Marilyn D. Wade
                                    -------------------------------------------
                                    Marilyn D. Wade
                                    Apt. 1716
                                    12811 Greenwood Forest Dr.
                                    Houston, Tx  77066





Release and Hold Harmless Agreement                  10                  Page 10

                                   EXHIBIT B


                               RESIGNATION LETTER

                                 [INSERT DATE]

Midland Resources, Inc.
Attn: Robert R. Donnelly, President
616 F.M. 1960 West Suite 600
Houston, Texas 77090-3027

Re:      Resignation

Dear Mr. Donnelly:

         As contemplated by the Release and Hold Harmless Agreement between me, Midland Resources, Inc. and Deas H. Warley III, effective this date I hereby terminate my employment with Midland Resources, Inc. and all of its subsidiaries and resign all my positions with Midland Resources, Inc. and all its subsidiaries.

                                                        Sincerely,



                                                     Marilyn D. Wade





Release and Hold Harmless Agreement                  11                  Page 11

                                   EXHIBIT C

                           ACKNOWLEDGMENT OF RECEIPT



                                 [INSERT DATE]



Mr. Deas H. Warley III
8920 Woodlane
Magnolia, Texas 77354-5711

Re:    Acknowledgment of Receipt

Dear Mr. Warley:

         This letter acknowledges that, on the date indicated above, I received the settlement funds from you as required by the Release and Hold Harmless Agreement between you, me and Midland Resources, Inc. (the "Agreement").

         This letter also amends the Agreement so that the Effective Date of the Agreement is the date indicated above, for all purposes.

                                        Sincerely,



                                        Marilyn D. Wade

cc:      Midland Resources, Inc.
         Attn: Robert R. Donnelly
         616 F.M. 1960 West Suite 600
         Houston, Texas 77090-3027





Release and Hold Harmless Agreement                  12                  Page 12

                                   EXHIBIT D

                             STOCK OPTION AGREEMENT





Release and Hold Harmless Agreement                  13                  Page 13

                        STOCK OPTION AGREEMENT UNDER THE

                          1996 MIDLAND RESOURCES, INC.
                            LONG-TERM INCENTIVE PLAN


         A Stock Option ("Option") is hereby granted by Midland Resources, Inc., a Texas corporation ("Company"), to the Key Executive named below ("Optionee"), for and with respect to common stock of the Company, $.001 par value per share ("Common Stock"), subject to the following terms and conditions:

                 21. TERMS OF OPTION. Subject to the provisions set forth herein and the terms and conditions of the 1996 Midland Resources, Inc. Long-Term Incentive Plan ("Plan"), the terms of which are hereby incorporated by reference, and in consideration of the agreements of Optionee herein provided, the Company hereby grants to Optionee: an option to purchase from the Company the number of shares of Common Stock ("Shares") at the purchase price per share, and with the terms, all as set forth below. THIS OPTION SHALL BE DEEMED A NON-STATUTORY STOCK OPTION. At the time of exercise of the Option, payment of the purchase price must be made in cash, or if the committee ("Committee") of the Board of Directors of the Company charged with the administration of the Plan in its discretion agrees to so accept, then by the delivery to the Company of other Common Stock owned by Optionee, valued at its fair market value on the date of exercise, or in some combination of cash and such Common Stock so valued.

            Name of Optionee:                           Marilyn D. Wade
            Address:                                    12811 Greenwood Forest Dr., #1716
                                                        Houston, Texas  77066
            Social Security No.:                        ###-##-####
            Number of Shares Subject to Option:         137,931
            Option Price Per Share:                     $2.6875
            Value of Common Stock at Date of Grant:     $2.6875
            Date of Grant:                              April 7, 1998
            Exercise Schedule:

                   NUMBER                      EXERCISE PERIOD                 EXERCISE PERIOD
                  OF SHARES                      COMMENCEMENT                     EXPIRATION
        -----------------------------   -----------------------------   -----------------------------

                   137,931                      April 7, 1998                   April 7, 2003

         Accelerated Vesting:     Upon notification by the Company of any event
                                  provided for in Section 13 of the Plan, all options not then exercisable as reflected in the Exercise Schedule herein shall be immediately exercisable.

         22. EXERCISE. The exercise of the Option is conditioned upon the acceptance by Optionee of the terms hereof as evidenced by his execution of this agreement in the space provided therefor at the end hereof and the return of an executed copy to the Secretary of the Company no later than May 22, 1998.

         If Optionee's employment with the Company and all subsidiaries is terminated for any reason, other than for death or disability, the Option shall expire on the earlier of 90 days after such termination of employment or the date the Option expires in accordance with its terms. If Optionee's employment with the Company and all subsidiaries is terminated due to his disability or death, the Option shall expire on the earlier of the first anniversary of such termination of employment or the date the Option expires in accordance with its terms. During such periods, the Option may be exercised by Optionee with respect to the same number of shares of Common Stock, in the same manner, and to the same extent as if Optionee had continued employment during such period and the option shall be cancelled with respect to all remaining shares of Common Stock; provided that in the event Optionee shall die at a time when the Option, or any portion thereof is exercisable by him, the Option shall be exercisable in whole or in part during the applicable period set forth therein by a legatee or legatees of the Option under Optionee's will, or by his executors, personal representatives or distributee, with respect to the number of shares of Common Stock which Optionee could have purchased hereunder on the date of his death and the Option shall be cancelled with respect to all remaining shares of Common Stock.

         Written notice of an election to exercise any portion of the Option, specifying the portion thereof being exercised and the exercise date, shall be given by Optionee, or his personal representative in the event of Optionee's death, (i) by delivering such notice at the principal executive offices of the Company no later than the exercise date, or (ii) by mailing such notice, postage prepaid, addressed to the Secretary of the Company at the principal executive offices of the Company at least three business days prior to the exercise date. As soon as reasonably possible following Stock exercise and payment by optionee of the purchase price, a certificate representing shares of Common Stock purchased, registered in the name of the Optionee, shall be delivered to the Optionee.

         The granting of this Option shall impose no obligation upon Optionee to exercise this Option.

         23. ASSIGNABILITY. The Option may be exercised only by Optionee during his lifetime and may not be transferred other than by will or the applicable laws of descent or distribution. The Option shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and is not subject, in whole or in part, to execution, attachment, by similar process. Any attempted





Release and Hold Harmless Agreement                  D-15                Page 15
assignment, transfer, pledge or hypothecation or other disposition of the Option, other than in accordance with the terms set forth herein, shall be void and of no effect.

         24. STATUS AS SHAREHOLDERS. Neither Optionee nor any other person entitled to exercise the option under the terms hereof shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any of the shares of Common Stock issuable on exercise of the Option, unless and until the purchase price for such shares shall have been paid in full and the shares issued.

         25. ADJUSTMENT. The aggregate number of shares of Common Stock subject to his Option, and the purchase price per share of each such Option, may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. If under this Section or any provision of the Plan which requires a computation of the number of shares of Common Stock subject to this Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number. Adjustments under this Section 5 shall be made according to the sole discretion of the Board, and its decisions shall be binding and conclusive.

         26. DISSOLUTION, MERGER AND CONSOLIDATION. Upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Option granted hereunder shall expire as of the effective date of such transaction; provided, however, that the Board shall give at least 30 days prior written notice of such Option and, subject to prior expiration provided hereunder, each such Option shall be exercisable after receipt of such written notice and prior to the effective date of such transaction.

         27. TERMINATION AND AMENDMENT OF PLAN. It is expressly agreed and acknowledged that the Board, without further action on the part of the shareholders of the Company or the Optionee, may from time to time alter, amend or suspend the Plan or any Stock Option granted thereunder or may at any time terminate the Plan, except that, it may not (except to the extent provided in Section 5 hereof): (i) change the total number of shares of Common Stock available for grant under the Plan; (ii) extend the duration of the Plan; (iii) increase the maximum term of Stock Options; or (iv) change the class of employees eligible to be granted Stock Options under the Plan. Provided, however, no such action taken by the Board under this Section may materially and adversely affect any unexercised portion of this Option without the consent of Optionee.

         28. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to this Option will be used for general corporate purposes.





Release and Hold Harmless Agreement                  D-16                Page 16

         29. RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan o this Option shall confer upon Optionee the right to continue in the employment of the Company or any subsidiary or affect any right which the Company or any subsidiary may have to terminate the employment of Optionee.

         30. LEAVES OF ABSENCE AND DISABILITY. The Board shall be entitle to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of Optionee. Without limiting the generality of the foregoing, the Board shall be entitled to determine (i) whether or not any such leaves of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence on this Option if Optionee takes such leave of absence.

         31. FAIR MARKET VALUE. Whenever the fair market value of Common Stock is to be determined hereunder as of given date, such fair market value shall be:

                 a. If the Common Stock is traded on the over-the-counter market, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the ten (10) consecutive trading days immediately preceding such given date;

                 b. If the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common stock on the Composite Tape for the ten (10) consecutive trading days immediately preceding such given date; and

                 c. If the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

         32. SURRENDER OF AGREEMENT, NOTATION. In the event the Option shall be exercised in whole, this agreement shall be surrendered to the Company for cancellation. In the event the Option shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this agreement shall be delivered by Optionee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number or designation of the Common Stock.

         33. WITHHOLDING TAXES. Upon the exercise of this Option, or any portion hereof, the Company shall have the right to require Optionee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock. Whenever under the Plan payments are to be made by the Company in cash or by check, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements.





Release and Hold Harmless Agreement                  D-17                Page 17

         34. ADMINISTRATIVE REGULATIONS. The Option shall be exercised in accordance with such administrative regulations as the Committee shall from time to time adopt.

         35. NOTICES. Every direction, revocation or notice authorized or required by the Plan or this Option shall be deemed delivered to the Company
a. on the date it is personally delivered to the Secretary of the Company at its principal executive offices or b. three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices; and shall be deemed delivered to Optionee (a) on the date it is personally delivered to Optionee or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to Optionee at the last address shown for him or her on the records of the Company.

         36. TEXAS LAWS. The Option and this agreement shall be construed, administered and governed in all respects under and by the laws of the State of Texas.

         37. RESTRICTIONS, SECURITIES LAWS. Neither the Option nor the Shares of Common Stock to be received upon the exercise thereof have at the date of grant been registered pursuant to the Securities Act of 1933 ("Securities Act"), as amended or any state securities laws. The Shares issuable upon exercise of the Option may not be transferred, sold or otherwise disposed of without registration under the Securities Act and any applicable state security laws, or exemption therefrom. The Shares issuable upon the exercise of the Option will not be transferred on the records of the Company and new certificates issued unless evidence satisfactory to the Company is presented that such transfer will not be a violation of the Securities Act or any applicable state securities laws, and to evidence such restriction each certificate of Common Stock issued to Optionee shall bear the following or similar restrictive legend:

                 "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, pursuant to one or more exemptions therefrom. Such shares may not be sold, transferred or otherwise disposed of in the absence of any such registration unless the Company is furnished with an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is exempt from registrations under such laws."

                                       MIDLAND RESOURCES, INC.

                                       By:
                                          -------------------------------------
                                           Wayne M. Whitaker, Chairman





Release and Hold Harmless Agreement                  D-18                Page 18

         The undersigned hereby accepts the foregoing Option and the terms and conditions hereof.

                                       KEY EXECUTIVE



                                       ----------------------------------------
                                       Marilyn D. Wade





Release and Hold Harmless Agreement                  D-19                Page 19